SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 10, 2004

                                 GOAMERICA, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-29359                22-3693371
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                    Identification No.)



     433 HACKENSACK AVENUE, HACKENSACK NJ                       07601
     ------------------------------------                     ---------
   (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (201) 996-1717

ITEM 5.  OTHER EVENTS

On March 10, 2004, GoAmerica, Inc. (the "Company) issued a press release announcing that it had received stockholder approval at the special meeting of stockholders (the "Meeting") held on March 10, 2004 with respect to the previously announced equity financing (the "Financing") and that the Financing closed upon conclusion of the Meeting.

Two other proposals presented to Company stockholders at the Meeting were also approved. In addition to approving the Financing, the Company's stockholders also authorized the Company's Board of Directors to (i) effect a reverse stock split at one of five pre-determined ratios if necessary to maintain the Company's listing on the Nasdaq SmallCap Market, and (ii) amend the Company's restated certificate of incorporation to increase the number of authorized shares of the Company's common stock, par value $.01 (the "Common Stock"), from 200 million to 350 million.

The Company also announced that Donald Barnhart had been appointed as the Company's Chief Financial Officer. Previously, Mr. Barnhart had been Vice President, Controller of the Company since 1999.

A copy of the  press  release  described  in this Item 5 is being  furnished  as
Exhibit 99.1 to this Current Report on Form 8-K.

Also on March 10, 2004, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2003 and a Registration Statement on Form S-3 with the Securities and Exchange Commission. The Registration Statement was filed to register for resale the shares of Common Stock and shares of Common Stock underlying warrants issued in connection with the Financing and to certain creditors of the Company.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         The following Exhibit is furnished as part of this Current Report on Form 8-K:

         99.1 Press Release of GoAmerica, Inc., dated March 10, 2004, regarding closing of equity financing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GOAMERICA, INC.

                                        By: /s/ Daniel R. Luis
                                            -----------------------------
                                            Daniel R. Luis
                                            Chief Executive Officer


Dated: March 11, 2004

                                  EXHIBIT INDEX

   EXHIBIT NO.    DESCRIPTION
   -----------    -----------

         99.1 Press Release of GoAmerica, Inc., dated March 10, 2004, regarding closing of equity financing.